UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

2801 N Central Expressway
Suite 1600
Dallas, Texas		75204
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On December 9, 2024, Wingstop Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) to repurchase $250 million of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Company is funding the repurchases under the ASR Agreement with existing cash and cash equivalents, including the proceeds from its recently completed financing transaction. The ASR Agreement is being executed under the Company’s previously announced share repurchase program.

Under the terms of the ASR Agreement, on December 9, 2024, the Company will make a $250 million payment to Goldman Sachs and will receive an initial delivery of approximately 551,325 shares of Common Stock. The final number of shares of Common Stock to be repurchased from Goldman Sachs will be based on the volume-weighted average share price of the Company’s Common Stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms of the ASR Agreement. At settlement, Goldman Sachs may be required to deliver additional shares of Common Stock to the Company, or the Company may be required either to make a cash payment or deliver shares of Common Stock to Goldman Sachs, at the Company’s election. The ASR Agreement contains customary terms for this type of transaction, including but not limited to the mechanisms to determine the number of shares of Common Stock or the amount of cash that will be delivered at settlement, the required timing of delivery of the Common Stock, provisions for adjustments to the transaction terms, the circumstances under which the ASR Agreement may be accelerated, extended or terminated, and various acknowledgments, representations and warranties made by the Company and Goldman Sachs to each other. The final settlement of the transactions under the ASR Agreement is expected to occur no later than the end of the fiscal first quarter 2025.

Forward-looking Statements

This Current Report on Form 8-K includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our expectations concerning transactions under the ASR Agreement. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “will,” “should,” “expect,” “intend,” “plan,” “outlook,” “guidance,” “anticipate,” “believe,” “think,” “estimate,” “seek,” “predict,” “can,” “could,” “project,” “potential” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements are accompanied by such terms. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this Current Report on Form 8-K.

When considering forward-looking statements in this Current Report on Form 8-K or that we make in other reports or statements, you should keep in mind the cautionary statements in this Current Report on Form 8-K and future reports we file with the SEC. New risks and uncertainties arise from time to time, and we cannot predict when they may arise or how they may affect us. Any forward-looking statement in this Current Report on Form 8-K speaks only as of the date on which it was made. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	December 9, 2024	By:	/s/ Alex R. Kaleida
Chief Financial Officer (Principal Financial and Accounting Officer)